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EXHIBIT 21.  SUBSIDIARIES OF THE REGISTRANT

                                                             ORGANIZED
                                                             UNDER LAW OF

UNIVERSAL CORPORATION                                        Virginia

Universal Leaf Tobacco Company, Incorporated                 Virginia

      K. R. Edwards Leaf Tobacco Company,                    Virginia
      Incorporated

            Casa Export Limited                              Virginia

            Grassland Holding, Incorporated                  Kentucky

            Tabacos Del Pacifico Norte, S.A. De C.V.         Mexico

            Tabacos Argentinos S.A.                          Argentina

      Lancaster Leaf Tobacco Company of Pennsylvania, Inc.   Virginia

            Lancotab, N.V.                                   Belgium

            Lancaster Philippines, Incorporated              Philippines

      Latin America Tobacco Company                          Virginia

      Maclin-Zimmer-McGill Tobacco Company, Incorporated     Virginia

      Simcoe Leaf Tobacco Company, Limited                   Canada

      Southern Processors, Incorporated                      Virginia

      Southwestern Tobacco Company, Incorporated             Virginia

      J. P. Taylor Company, Incorporated                     Virginia

      Dunnington-Beach Tobacco Company, Incorporated         Virginia

      Thorpe & Ricks, Inc.                                   Virginia

            Thorpe-Greenville Export Tobacco Company         North Carolina

      Tobacco Processors, Incorporated                       Virginia

      Universal Leaf Export Company, Incorporated            Guam

      W. H. Winstead Company, Incorporated                   Virginia

      Universal Leaf International, Inc.                     Virginia

      B. V. European Tobacco Company                         Netherlands

            L'Agricola, S.p.A.                               Italy

      Deltafina, S.p.A.                                      Italy

      Forestab, S.p.A.                                       Italy

      Itofina, S.A.                                          Switzerland

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                                     - 53 -

      Orient Leaf Tobacco Co., Inc.                          Philippines

      Universal Leaf Tabacos Limitada                        Brazil

            Tebe-Ele S.A. Comercio Exterior Ltda.            Brazil

      Universal Leaf Far East, Limited                       Hong Kong

      Universal Yaprak Tutun Sanayi Ve Ticaret A.S.          Turkey

      Continental Tobacco, S.A.                              Switzerland

            Toutiana, S.A.                                   Switzerland

                 Nyiregyhazi Dohanyfermentalo Rt.            Hungary

                 Ultoco, S.A.                                Switzerland

            Limbe Leaf Tobacco Company, Limited              Malawi

                 Lytton Tobacco Company (Malawi) Limited     Malawi

      Gebruder Kulenkampff, Inc.                             Virginia

            Gebruder Kulenkampff AG                          Germany

                 Tutuntex Ticaret A.S.                       Turkey

                 Industria AG                                Switzerland

                       Trestina Azienda Tabacchi, S.p.A.*    Italy

                 Latina Tabacchi Greggi Italiani, S.p.A.     Italy

      Zimleaf Holdings (Private), Limited                    Zimbabwe

            Lytton Tobacco Company (Private), Limited        Zimbabwe

            Zimbabwe Leaf Tobacco Company (Private) Limited  Zimbabwe

      Casalee, Inc.                                          Virginia

            Madison Management Ltd.                          British Virgin
                                                             Isles

            Tobacco Trading International, Inc.              British Virgin
                                                             Isles

            Casalee Transtobac Lieferanten A.G.              Switzerland

            Casalee Transtobac  (PVT) Ltd.                   Zimbabwe

            Universal DC Holdings Ltd.                       USA/United Kingdom

                 Universal Eastern Europe Limited            United Kingdom

                 Universal Leaf (UK) Limited                 USA/United Kingdom

                       C.G. Services Ltd.                    United Kingdom

                       Casalee (UK) Ltd.                     United Kingdom

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                                     - 54 -

Deli Universal, Inc.                                         Virginia

      Imperial Commodities Corporation                       California

      Red River Foods, Inc.                                  Virginia

            HTC Commodities, Inc.                            Virginia

      Red River Commodities, Incorporated                    North Dakota

      Ermor Tabarama-Tabacos do Brasil Ltda.                 Brazil

      Deli-Mij Holdings Ltd.                                 United Kingdom

            Corrie, MacColl & Son Ltd.                       United Kingdom

            Van Rees Ltd.                                    United Kingdom

      N.V. Deli Universal                                    Netherlands

            Deli Maatschappij B.V.                           Netherlands

            Deli Services B.V.                               Netherlands

            Jongeneel Holding B.V.                           Netherlands

                 Jongeneel B.V.                              Netherlands

            Heuvelman Holding B.V.                           Netherlands

                 Heuvelman Hout Beheer B.V.                  Netherlands

            Steffex Beheer B.V.                              Netherlands

                 Handelmatschappij Steffex B.V.              Netherlands

            Unifine *                                        Netherlands

            B.V. Deli-HTL Tabak Maatschappij                 Netherlands

            Vriesthee B.V.                                   Netherlands

            Van Rees B.V.                                    Netherlands

            Van Rees Ceylon B.V.                             Netherlands

      Beleggings-en Beheermaatschappij "DE Amstel' B.V.      Netherlands

            Indoco International B.V.                        Netherlands

            Industria Exportadora de Tabacos Dominicanos
              "Inetab" C. por                                Dominican Republic

            Companhia Panamericana de Tabacos "Copata"       Dominican Republic


      * Company is 20 percent or more owned by parent and earnings of which are recorded under the equity method of accounting.